Exhibit (a)(3)(a)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SPROTT ETF TRUST”, CHANGING ITS NAME FROM “SPROTT ETF TRUST” TO “SPROTT FUNDS TRUST”, FILED IN THIS OFFICE ON THE SIXTH DAY OF SEPTEMBER, A.D. 2019, AT 4:13 O`CLOCK P.M.

6692397 8100	Authentication: 203565194
SR# 20196915066	Date: 09-10-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:13 PM 09/06/2019 FEED 04:13 PM 09/06/2019 SR 20196915066 - File Number 6692397	STATE OF DELAWARE CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name: The name of the statutory trust amended hereby is SPROTT ETF TRUST.

2.	Amendment: The Certificate of Trust is hereby amended by changing the name of the statutory trust to SPROTT FUNDS TRUST.

3.	Effective Date: This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned Trustee and President of the Trust has executed this Certificate of Amendment on the 6th day of September, 2019.

By:
Name:	John Ciampaglia
Title:	Trustee and President